Exhibit 10.9

AMENDMENT NO. 1 TO AT-WILL EMPLOYMENT AGREEMENT

This Amendment No. 1 to the At-Will Employment Agreement (this “Amendment”) is made and entered into as of January 1, 2022 (the “First Amendment Date”) by and between Columbia Care Inc. (together with its subsidiaries and affiliates, the “Company”), and David Hart (the “Employee”), and amends the At-Will Employment Agreement between the parties dated April 26, 2019 (the “Agreement”).

WHEREAS, the Board of Directors of the Company has approved a measure to enhance the severance provisions of the Agreement; and

WHEREAS, the parties desire to update the Agreement to reflect the Employee’s current compensation; and

WHEREAS, the parties have agreed to amend the Agreement to make the changes as set forth herein. All capitalized terms that are used but not defined herein shall have the same meaning given to such terms in the Agreement.

NOW, THEREFORE, for good and valuable consideration that the parties acknowledge receiving, the Agreement is hereby amended as follows, with each modification to the Agreement made herein taking effect on the First Amendment Date unless a different effective date is expressly stated:

1.	Salary. The Base Salary of the Agreement is hereby amended by updating the Employee’s current Base Salary, by adding the following sentence to the end of Section 6.1:

“As of the First Amendment Date, the Employee’s current Base Salary is $340,000.”

2.

Discretionary Bonus. The target Bonus percentage of the Agreement is hereby amended by updating the Employee’s current target Bonus percentage, by adding the following sentence to the end of Section 6.2:

“As of the First Amendment Date, the Employee’s current target Bonus percentage is 50%.”

3.

Incentive Equity Grants. The target annual Equity Grant of the Agreement is hereby amended by updating the Employee’s current target annual Equity Grant, by adding the following sentence to the end of Section 6.4:

“As of the First Amendment Date, the Employee’s current target annual Equity Grant is $1,500,000.”

4.	Severance Upon Termination of Employment Without Cause. The severance paid for termination without Cause is hereby amended by replacing Section 7.3(i) with the following:

“(i) an amount equal to eighteen (18) months of Employee’s then current Base Salary plus target Bonus, less all applicable withholdings and deductions, paid over such 18-month period in installments on the Company’s regular payroll schedule following the Termination Date; and”

5.

Severance Upon Termination Following a Change in Control. The severance paid for termination without Cause following a Change in Control is hereby amended by replacing Section 7.4(i) with the following:

“(i) an amount equal to twenty-four (24) months of Employee’s then current Base Salary plus target Bonus, less all applicable withholdings and deductions, paid over such 24-month period in installments on the Company’s regular payroll schedule following the Termination Date; and”

6.	Scope. Except as specifically amended hereby, the Agreement shall continue in full force and effect and is hereby ratified by the parties thereto.

7.

Miscellaneous. This Amendment constitutes the parties’ entire agreement relating to modifications of the terms modified herein and supersedes all prior and contemporaneous discussions and agreements relating to such modifications. This Amendment may be amended or supplemented only by a written document signed by all parties hereto. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and legal representatives.    In the event that any conflict is determined to exist between a term or provision of this Amendment and a term or provision set forth in the Agreement, the parties agree that this Amendment shall control and govern the construction and interpretation of such term or provision. This Amendment may be executed in counterparts and by electronic signatures and such counterparts shall together constitute one enforceable document.

In witness of their agreement to the foregoing terms, this Amendment has been executed by each party to take effect as of the First Amendment Date.

David Hart	Columbia Care

/s/ David Hart	By: /s/ Bryan L. Olson Name: Bryan L. Olson Title: Chief People & Administrative Officer